Exhibit 10.2.G

AMENDMENT NO. 6

TO THE

2005 CEDAR REALTY TRUST, INC.

DEFERRED COMPENSATION PLAN

(formerly the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan)

WHEREAS, Cedar Realty Trust, Inc. (formerly known as Cedar Shopping Centers, Inc.) (the “Company”) has adopted the 2005 Cedar Realty Trust, Inc. Deferred Compensation Plan (formerly known as the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan) (the “Plan”); and

WHEREAS, Section 8.1 of the Plan generally permits the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 1.1(dd) of the Plan is hereby amended to read in its entirety as follows:

“(dd) ‘Original Share Distribution Date’ with respect to any Share Deferral Account means (i) for any Share Deferral Award first deferred prior to January 1, 2013, the first business day of the January next following the third anniversary of the date on which units of Shares were first credited to the Participant’s Share Deferral Account, or such earlier date as set forth on Schedule A hereto and (ii) for any Share Deferral Award first deferred on or after January 1, 2013, the later of the first business day of the January next following the third anniversary of the date on which units of Shares were first credited to the Participant’s Share Deferral Account or the first business day of the January next following the date on which the last tranche of units of Shares subject to the Share Deferral Award credited to the participant’s Share Deferral Account vest in accordance with the original vesting schedule. Notwithstanding the foregoing, in the event that Bruce J. Schanzer elects to defer some or all of the Shares granted under his Employment Agreement with the Company, dated as of May 31, 2011, the Original Share Distribution Date with respect to his Share Deferral Account relating to those Shares means the first business day of the January next following the later of 2018 or the third anniversary of the date on which the units of Shares were first credited to his Share Deferral Account.”

2.	Section 1.1(oo) of the Plan is hereby amended to read in its entirety as follows:

“(oo) ‘Stock Incentive Plan’ shall mean (i) the Cedar Shopping Centers, Inc. 2004 Stock Incentive Plan, as amended from time to time, (ii) the Cedar Realty Trust, Inc. 2012 Stock Incentive Plan, as amended from time to time and (iii) any other similar stock incentive plan which may be adopted and maintained by the Company from time to time, as any such plan may be amended from time to time.”

3.	Section 5.2(b) of the Plan is hereby amended to add the following to the end thereof:

“Notwithstanding the foregoing, for any deferrals with respect to the Participant’s Cash Deferral Account first made on or after January 1, 2013, in the event the Participant changes the form of payment (i.e, lump sum to quarterly installments and vice versa) and such re-deferral is made with respect to a stream of installment payments, such election shall apply to the entire stream of installment payments related to the same distribution from the Cash Deferral Account. All such further deferrals shall be in accordance with the time periods, form and manner as provided in Section 5.2(a).”

4.	Section 5.3(b) of the Plan is hereby amended to add the following the end thereof:

“Notwithstanding the foregoing, for any deferrals with respect to the Participant’s Share Deferral Account first made on or after January 1, 2013, in the event the Participant changes the form of payment (i.e, lump sum to quarterly installments and vice versa) and such re-deferral is made with respect to a stream of installment payments, such election shall apply to the entire stream of installment payments related to the same distribution from the Share Deferral Account. All such further deferrals shall be in accordance with the time periods, form and manner as provided in Section 5.3(a).”

5.	The provisions of this Amendment shall be effective as follows:

a.	Paragraphs 1, 3 and 4 shall be effective as of January 1, 2013; and

b.	Paragraph 2 shall be effective as of March 21, 2012.

6.	Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the 12th day of December, 2012.

CEDAR REALTY TRUST, INC.
(formerly known as CEDAR SHOPPING CENTERS, INC.)

By:	/s/ BRUCE J. SCHANZER
Name: Bruce J. Schanzer
Title: President

3